UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report:  April 13, 2004



                                APA OPTICS, INC.
             (Exact name of registrant as specified in its charter)



         MINNESOTA                     0-16106                41-1347235
(State of other jurisdiction    (Commission File No.)       (IRS Employer
      of incorporation)                                 Identification Number)


                      2950 NE 84TH LANE, BLAINE, MN        55449
             (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code:  (763) 784-4995

    (Former name, former address and former fiscal year, if changed since last report):  N/A



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ITEM 5.  OTHER EVENTS

     On April 14, 2004 APA Optics, Inc. (APA) announced the sale of its discontinued Optics manufacturing operations to PNE, Inc. dba IRD of Litchfield, MN. APA discontinued Optics manufacturing, and publicly disclosed such discontinuation, in January 2004. The terms of the sale are shown in the Asset Sale and Purchase Agreement included in this report as Exhibit 99.1. APA has agreed to permit PNE to utilize a portion of its Blaine, MN facility for up to 12 months, for a fee of $3,000 per month, for manufacturing operations utilizing the purchased assets.

     On April 13, 2004, in order to secure the release of a lien on the assets, APA renegotiated the terms of a loan with Aberdeen Development Corporation, Aberdeen, South Dakota, resulting in an upfront payment of $89,305 and the acceleration of the balance of the loan payments as discussed in the letter agreement included in this report as Exhibit 99.2.

     The net cash proceeds from the sale, after payment of the broker's fees, was $203,500. The book value of the assets sold was approximately $11,700. The assets sold represented a portion of the assets classified as Held for Sale in APA's latest 10-Q report filed on February 13, 2004. The Company's press release dated April 14, 2004 announcing the sale is attached hereto as Exhibit 99.3.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description
-----------    -----------
99.1           Asset Sale and Purchase Agreement dated April 14, 2004
99.2           Letter agreement for restructuring of Aberdeen Development
               Corporation loan
99.3           Press Release dated April 14, 2004




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 16, 2004                   APA OPTICS, INC.



                                        By /s/ Anil K. Jain
                                           ----------------
                                           Anil K. Jain, Chief Executive Officer
                                           Authorized Signatory




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